AMENDMENT TO SECURED 8% CONVERTIBLE PROMISSORY NOTES

THIS AMENDMENT (this "Amendment") to Secured 8% Convertible Promissory Notes (the "Notes") is made as of March 21, 2007, by and between Calypte Biomedical Corporation, a Delaware corporation (the "Company"), and Morningtown Limited, a limited liability company established in Mauritius (the “Investor”). If there is any inconsistency between the terms of this Amendment and any other agreement referenced herein, the terms of this Amendment will govern.

WHEREAS, the Company and the Investor are parties to (i) the Securities Purchase Agreement dated May 28, 2004 (the “Securities Purchase Agreement”) among the Company and the investors signatory thereto ( “Investors I”), pursuant to which the Company issued and sold to Investors I, and Investors I purchased from the Company, certain shares and warrants pursuant to the terms set forth in the Securities Purchase Agreement, (ii) the Amendment to Securities Purchase Agreement dated April 4, 2005 (the “Amendment to Securities Purchase Agreement”) among the Company and Investors I, pursuant to which Investors I received certain anti-dilution entitlements and new entitlements, including, without limitation, certain warrants pursuant to the terms set forth in the Amendment to Securities Purchase Agreement, (iii) the Purchase Agreement dated as of April 4, 2005 (the "Purchase Agreement") among the Company and the investors signatory thereto ( “Investors II”), pursuant to which the Company issued and sold to Investors II, and Investors II purchased from the Company, certain secured 8% convertible promissory notes, which included the Notes, Series A warrants and Series B warrants pursuant to the terms set forth in the Purchase Agreement, and (iv) the letter agreement dated July 7, 2006 (the “Letter Agreement”) between the Company and the Investor, pursuant to which the 2004 Warrants and the 2004 Amendment Warrants were amended to lower their exercise price from $0.45 to $0.15 for a period of time commencing through and including July 21, 2006, after which time the exercise price reverted back to $0.45 and to issue to the Investor an additional warrant equal to 50% of the aggregate amount of the 2005 Amendment Warrants exercised before July 21, 2006 (the “2006 Additional Warrant”);

WHEREAS, the parties now desire to change the maturity date (the “Maturity Date”) of the Notes issued by the Company to the Investor pursuant to the Purchase Agreement in the initial principal amount of $450,000 in accordance with the provisions set forth in Section 15(f) of the Notes and Section 6.4 of the Purchase Agreement;

WHEREAS, in consideration of the foregoing, the Company agrees to lower the exercise price of the Investor’s currently outstanding warrants, which consist of 1,087,500 shares of the Company’s common stock pursuant to the 2006 Additional Warrant (the “Warrant Shares”), as follows: the Exercise Price of 40% of the Warrants Shares, equaling 435,000 Warrant Shares, will be lowered to $0.03 per Warrant Share and the Exercise Price of 60% of the Warrant Shares, equaling 652,500 Warrant Shares, will be lowered to $0.10 per Warrant Share, and to change the expiration date of the warrants to coincide with the change of the Maturity Date of the Notes; and

WHEREAS, the parties agree to amend and modify the 2006 Additional Warrant to delete the provision of piggyback registration rights from the 2006 Additional Warrant.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor agree as follows:

1. All references in the Notes to the due date of “April 3, 2007” are hereby amended to “April 3, 2009.”

2. The 2006 Additional Warrant is hereby amended to lower the exercise prices as more specifically set forth in the amended warrants, which are attached hereto as Exhibit A-1, and Exhibit A-2 and to delete the provision of piggyback registration rights from the 2006 Additional Warrant.

3. The Expiration Date (as defined in the 2006 Additional Warrant) is hereby amended to April 3, 2009.

4. Except for the amendments provided for herein, the Notes and the 2006 Additional Warrant shall remain unchanged and in full force and effect.

4. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but which together shall be deemed to be one and the same instrument.

5. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof.

[Signature Pages Follow]

[SIGNATURE PAGE FOR THE COMPANY]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

CALYPTE BIOMEDICAL CORPORATION

By:
Richard D. Brounstein
Executive Vice President

[SIGNATURE PAGE FOR THE INVESTOR]

IN WITNESS WHEREOF, the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

Morningtown Limited
Name of Investor

By:
Signature

Its:
Title